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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------

        Date of report (Date of earliest event reported): June 3, 1999


                           NATIONAL PROCESSING, INC.
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               (Exact name of registrant as specified in charter)

                   Ohio                                   1-11905                        61-1303983
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(State or other jurisdiction of incorporation)      (Commission File No.)     (IRS Employer Identification No.)
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1231 Durrett Lane Louisville, Kentucky                                  40285
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(Address of Principal Executive Offices)                              (Zip Code)


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         (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (502) 326-7000


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS AND ITEM 5. OTHER EVENTS

         On June 1, 1999, the Registrant issued a Press Release announcing that National Processing Company ("NPC") has closed on the previously announced sale of its Remittance Processing and Check Services business units.


         The Remittance Processing unit has been sold to First Tennessee Bank,
National Association, a subsidiary of First Tennessee National Corporation
(Nasdaq:FTEN), in a transaction valued at approximately $6 million. In a separate transaction valued at approximately $38 million, NPC Check Services, Inc., a wholly owned subsidiary of National Processing Company, has been sold to International Payment Services, Inc., an affiliate of GTCR Golder Rauner, LLC.
National Processing included in its first quarter 1999 results a charge to reflect the actual and estimated costs to divest certain business lines, including Remittance Processing and Check Services.

         Robert E. Showalter, president and chief executive officer of National
Processing, said these two sales conclude the previously announced divestiture of four business units, permitting the company to focus on its core business lines of merchant credit card processing, imaging and travel-related businesses. The other two business units, Freight Services and Corporate
Payables, were sold earlier this year.

         Reference is made to the Press Release, dated June 1, 1999, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)   Financial Statements of business acquired:
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         None.

   (b)   Pro forma financial information:
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         None.

   (c)   Exhibits.
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         99.1 Press Release, dated June 1, 1999, incorporated herein by reference.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NATIONAL PROCESSING, INC.

                                        By: /s/ Carlton E. Langer
                                           -------------------------------------
                                            Name:  Carlton E. Langer
                                            Title: Secretary


Dated: June 3, 1999


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